Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Atlas Air Worldwide Holdings, Inc. of our report dated February 19, 2019 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in Atlas Air Worldwide Holdings, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2018.

/s/ PricewaterhouseCoopers LLP

New York, New York

August 1, 2019